UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2016

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, Cardiovascular Systems, Inc. (the “Company”) announced that the Board of Directors of the Company has named Scott R. Ward, Chairman of the Board of the Company, as President and Chief Executive Officer, effective immediately. Mr. Ward had been serving as the Company’s Interim President and Chief Executive Officer since November 30, 2015.

Mr. Ward, age 56, has been a member of CSI's Board of Directors since 2013 and has served as Chairman of CSI's Board of Directors since November 2014. Mr. Ward has served as our Interim President and Chief Executive Officer since November 30, 2015, and on August 15, 2016, Mr. Ward was appointed as our regular full-time President and Chief Executive Officer. Since 2013, Mr. Ward has been one of the Managing Directors at SightLine Partners. Following his appointment as our President and Chief Executive Officer, Mr. Ward will continue to be a Managing Director of Sightline Opportunity Management Fund II, LLC and may provide limited advisory and consulting services to Sightline Partners in this capacity. From 1981 to 2010, Mr. Ward was employed by Medtronic, Inc. and held a number of senior leadership positions. Mr. Ward was Senior Vice President and President of Medtronic’s CardioVascular business from May 2007 to November 2010. Prior to that he was Senior Vice President and President of Medtronic’s Vascular business from May 2004 to May 2007, Senior Vice President and President of Medtronic’s Neurological and Diabetes Business, from February 2002 to May 2004, and was President of Medtronic’s Neurological business from January 2000 to January 2002. He was Vice President and General Manager of Medtronic’s Drug Delivery Business from 1995 to 2000. Prior to that, Mr. Ward led Medtronic’s Neurological Ventures in the successful development of new therapies. Mr. Ward serves on the boards of several private companies. Until April 4, 2016, Mr. Ward was the Chairman of the Board of Creganna Medical. Mr. Ward served as a member of the Board of Surmodics, Inc. from September 2010 to March 2015.

On August 15, 2016, the Company entered into an employment agreement with Mr. Ward (the “Employment Agreement”). The Employment Agreement provides for an initial base salary of $630,000, which base salary may be subject to review and adjustment by the Board of Directors from time to time. Mr. Ward is eligible to participate in all retirement plans and other employee benefits and policies, including paid time off, made available by the Company to its full-time employees, to the extent Mr. Ward meets the applicable eligibility requirements. Additionally, Mr. Ward is eligible to participate in the Company’s Executive Officer Severance Plan.

The Employment Agreement is terminable by either party at any time for any reason. Under the terms of the Employment Agreement, if he is terminated by the Company without cause or terminates his employment for good reason, as each is defined in the Employment Agreement, the Company will pay Mr. Ward an amount equal to twice his then current base salary (payable over 24 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 24 months of the Company’s share of health insurance costs. If he is terminated by the Company without cause or terminates his employment for good reason following a change in control, as defined in the Executive Officer Severance Plan, and before the second anniversary of the change in control, the Company will pay Mr. Ward an amount equal to twice the sum of his then current base salary plus the target bonus amount he was eligible to earn under the cash bonus plan then in effect (payable over 24 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 24 months of the Company’s share of health insurance costs. As a condition to receiving his severance benefits, Mr. Ward is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of the Company. The Employment Agreement also contains confidentiality, noncompetition and assignment of inventions provisions.

The Employment Agreement also provides that Mr. Ward will be eligible to participate in the Company’s bonus programs for executive officers in effect from time to time. For the 12 month period ending June 30, 2017, Mr. Ward is eligible to receive cash incentive compensation pursuant to the Company’s Fiscal 2017 Executive Officer Bonus Plan, based on the Company’s achievement of revenue and adjusted EBITDA financial goals for such period. Adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation. Target bonus amounts are weighted 50% for the revenue goal and 50% for the adjusted EBITDA goal. Target bonus level as a percentage of base salary for Mr. Ward is 115%. Depending upon the Company’s performance against the goals, Mr. Ward is eligible to earn up to 200% of each of the adjusted EBITDA and revenue portions of his target bonus amount.

Mr. Ward will receive grants of restricted stock under the fiscal 2017 long-term incentive plan, effective one business day following the press release referred to below. The restricted stock grants will be based on a target equity percentage of 350% of Mr. Ward’s base salary, with 40% of such target amount allocated to time-vesting restricted stock (less amounts already granted to Mr. Ward for service as interim President and Chief Executive Officer in fiscal 2017) and 60% of such target amount allocated to performance-vesting restricted stock; provided, that the performance-vesting restricted stock will be granted to Mr. Ward at 200% of the target number of shares allocated to performance-vesting restricted stock, and any shares not earned will be forfeited upon confirmation of performance achievement. The time-vesting restricted stock grants will vest in equal installments of 1/3 on each of August 13, 2017, 2018 and 2019. The performance-vesting restricted stock grants will vest based on the Company’s total shareholder return relative to total shareholder return of the Company’s peer group, as measured by the closing prices of the stock of the Company and the peer group members for the 90 trading days preceding July 1, 2016 compared to the closing prices of the stock of the Company and the peer group members for the 90 trading days preceding July 1, 2019. Vesting of the performance-vesting shares will be determined on the date that the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2019 is filed.

There are no family relationships between Mr. Ward and any director or executive officer of the Company. There are no relationships or related transactions between Mr. Ward and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Ward was not appointed to the position of President and Chief Executive Officer pursuant to any agreement or understanding between Mr. Ward and any other person.

The foregoing description of the material terms of the Employment Agreement and compensation arrangements with Mr. Ward does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2016.

Item 8.01. Other Events.

On August 16, 2016, the Company issued a press release announcing the appointment of Mr. Ward as the President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated August 16, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 16, 2016

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 16, 2016.